Registration No. 333-294667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Rectitude Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

35 Tampines Industrial Avenue 5, T5@Tampines, Singapore	528627
(Address of Principal Executive Offices)	(Zip Code)

Rectitude Holdings Ltd 2026 Equity Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and Address of Agent for Service)

+603-3310 0089

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.
Ortoli Rosenstadt LLP
366 Madison Avenue, 3rd Floor
New York, NY 10017
Tel: +1-212-588-0022

Fax: +1-212-826-9307

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (this “Registration Statement”) is being filed to amend the Registration Statement on Form S-8 (File No. 333-294667) filed by Rectitude Holdings Ltd (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 27, 2026 (the “Registration Statement”) to include in Part I of the Registration Statement as amended hereby a “Reoffer Prospectus” for the securities issuable under the Rectitude Holdings Ltd 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”). As a filing fee was paid in connection with the registration of these “control securities” by the Company under the original Registration Statement, no additional registration fee is required to add these securities pursuant to Rule 457(h)(3) under the Securities Act.

The Registration Statement includes, pursuant to General Instruction E to Form S-8, the Reoffer Prospectus in Part I. The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous or a delayed basis in the future of up to 52,000 ordinary shares, par value US$0.0001 per share, that may be issued under the 2026 Equity Incentive Plan. These shares may be issued after the filing of this Registration Statement. Upon issuance, such shares may constitute “control securities” under the Securities Act. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2026 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

REOFFER PROSPECTUS

Up to 52,000 Ordinary Shares

Issued under the 2026 Equity Incentive Plan

This reoffer prospectus relates to the resale of up to 52,000 ordinary shares, par value US$0.0001 per share (“Ordinary Shares”), of Rectitude Holdings Ltd (the “Company”), which may be offered and sold from time to time by certain shareholders identified in this prospectus (the “Selling Shareholders”) who have acquired or will acquire the Ordinary Shares pursuant to the Rectitude Holdings Ltd 2026 Equity Incentive Plan(the “2026 Equity Incentive Plan”). The 2026 Equity Incentive Plan is intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire Ordinary Shares. Additionally, the 2026 Equity Incentive Plan is intended to assist in further aligning the interests of our officers, employees, directors and consultants to those of the Company’s other shareholders.

The persons who are issued such Ordinary Shares may include our directors and officers, certain of whom may be considered our “affiliates”. Such persons may, but are not required to, sell the Ordinary Shares they acquire pursuant to this prospectus. If any additional awards are issued to or Ordinary Shares are purchased by affiliates under the 2026 Equity Incentive Plan, we will file with the SEC an update to this prospectus naming such person as a selling shareholder and indicating the number of Ordinary Shares such person is offering pursuant to the prospectus. See “Selling Shareholders” on page 17 of this prospectus.

Our Ordinary Shares are listed on the NASDAQ Capital Market under the symbol “RECT”. On May 19, 2026, the closing price of the Ordinary Shares on the NASDAQ Capital Market was $1.21 per share.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Shareholders. The Ordinary Shares may be offered from time to time by any or all of the Selling Shareholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as such Selling Shareholders may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We are paying all expenses of registration incurred in connection with this resale but the Selling Shareholders will pay all brokerage commissions and other selling expenses.

The Selling Shareholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Investing in our Ordinary Shares involves substantial risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2026.

i

Please read this prospectus and the documents incorporated by reference herein carefully. These documents describe our business, our financial condition and our results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We and the Selling Shareholders have not authorized anyone to provide you with any information or to make any representations about us, the securities being offered pursuant to this prospectus or any other matter discussed or incorporated by reference in this prospectus, other than the information and representations contained or incorporated by reference in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or the Selling Shareholders.

The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

We are responsible for the disclosure in this prospectus. However, this prospectus (including the documents incorporated by reference herein) includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. Such information contained or incorporated by reference herein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

“2025 Annual Report” refers to the Annual Report on Form 20-F for the fiscal year ended March 31, 2025 filed with the SEC on July 31, 2025.

“2026 Equity Incentive Plan” refers to the Rectitude Holdings Ltd 2026 Equity Incentive Plan adopted on March 4, 2026.

“ALS” means Alturan Supplies Pte. Ltd., a company incorporated in Singapore on September 15, 2009, and a wholly owned subsidiary of our Company.

“Second Amended and Restated Memorandum of Association” means the second amended and restated memorandum of association of our Company adopted on October 3, 2023, as amended from time to time.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“CAGR” means compound annual growth rate.

“Chinese Yuan” means the lawful currency of the People’s Republic of China.

“Company,” “our Company,” or “Rectitude Cayman” means Rectitude Holdings Ltd, a exempted company incorporated in the Cayman Islands with limited liability on June 1, 2023.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“Independent Directors Nominees” means the independent non-executive director nominees of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“JTC” means JTC Corporation, the lead government agency responsible for the management and development of industrial infrastructure in Singapore, as established under the Jurong Town Corporation Act 1968 of Singapore.

“MOM” means the Ministry of Manpower of Singapore.

“PRC” means the People’s Republic of China.

“PTH” means P.T.H. Pte. Ltd., a company incorporated in Singapore on November 3, 2008, and a wholly owned subsidiary of our Company.

“RPL” means Rectitude Pte Ltd, a company incorporated in Singapore on December 26, 1997, and a wholly owned subsidiary of our Company.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“WSH” means the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“US$,” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

Rectitude Holdings Ltd is a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiaries in Singapore. Our reporting currency is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Singapore dollars into U.S. dollars are based on the exchange rates set forth in the H10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of Singapore dollars into U.S. dollars for the financial year ended March 31, 2025 were made at S$1.3445 to US$1.00 and, the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on March 31, 2025.

We obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	introduction of new product and service offerings;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	expected growth of our customers, including consolidated account customers;

●	competition in our industry;

●	government policies and regulations relating to our industry;

●	other factors that may affect our financial condition, liquidity and results of operations; and

●	other risk factors discussed under “Risk Factors.”

We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

PROSPECTUS SUMMARY

Overview

Our business is principally involved in the provision of safety equipment, encompassing essential items such as (i) personal protective clothing, hand gloves, safety footwear, and personal fall arrest systems (a system used to arrest an employee in a fall from a walking-working surface, usually consisting of a body harness, anchorage, and connector), (ii) portable fire extinguishers and (iii) traffic products such as rubber speed humps, wheel stops and wheel chocks. Additionally, when needed by our customers, we also offer auxiliary products such as industrial hardware tools and electrical hardware required for construction sites.

Our products and solutions are marketed to a wide array of distributor networks and end markets, both in Singapore and increasingly throughout the Southeast Asian region including Brunei, Cambodia, Malaysia, Indonesia and Vietnam. The bulk of our customers belong to the infrastructure development, building construction, marine, oil and gas industries, and general industrial markets. This broad market coverage allows us to serve a diverse customer base and capitalize on growth opportunities in various sectors. Our business strategy involves enhancing our market presence in Singapore and increasingly, the Southeast Asian region as well as executing selected acquisitions that meet our specific investment criteria. We believe we have a corporate culture that motivates newly acquired, entrepreneurial businesses to embrace our shareholder value creation principles.

Corporate History and Structure

Our Company was incorporated in the Cayman Islands on June 1, 2023, under the Companies Act as an exempted company with limited liability. Our authorized share capital as of the date of this prospectus is US$50,000, divided into 500,000,000 ordinary shares of a par value of US$0.0001 per share.

Organization Chart

The chart below sets out our corporate structure.

Subsidiaries

A description of our subsidiaries is set out below.

RPL

On December 26, 1997, RPL was incorporated in Singapore as a private company limited by shares. It commenced business on December 26, 1997 and is engaged in the provision of industry safety solutions to customers in the infrastructure, building construction, marine, and oil and gas industries. The products RPL provides include (i) personal protective equipment, (ii) personal fall arrest systems, (iii) firefighting equipment and (iv) industrial graded hardware.

As part of the Reorganization undertaken pursuant to the Share Swap Agreement as described below, 3,000,000 ordinary shares, representing 100% of the equity in RPL, were transferred to the Company, and RPL became a wholly owned subsidiary of our Company on January 3, 2024.

PTH

On November 3, 2008, PTH was incorporated in Singapore as a private company limited by shares. It commenced business on November 3, 2008 and is engaged in the wholesale of general hardware, including safety equipment, locks, hinges, and furniture. PTH is also engaged in providing electrical works for its customers.

As part of the Reorganization undertaken pursuant to the Share Swap Agreement, 200,000 ordinary shares, representing 100% of the equity in PTH, were transferred to the Company, and PTH became a wholly owned subsidiary of our Company on January 3, 2024.

ALS

On September 15, 2009, ALS was incorporated in Singapore as a private company limited by shares. It commenced business on September 15, 2009 and is engaged in retail and wholesale of general hardware.

As part of the Reorganization undertaken pursuant to the Share Swap Agreement, 100,000 ordinary shares, representing 100% of the equity in ALS, were transferred to the Company, and ALS became a wholly owned subsidiary of our Company on January 3, 2024.

Recent Developments

On September 30, 2025, Mr. Chan Yong Xian tendered his resignation as Chief Financial Officer of the Company to the Board, effective as of the same date. Effective October 1, 2025, the Board appointed Mr. Chan Kah Chun, currently serving as a finance manager of the Company, to the role of interim Chief Financial Officer to fill the vacancy created by Mr. Chan Yong Xian’s departure. Mr. Chan Kah Chun is not a member of the Board, and his role as interim Chief Financial Officer is that of an employee of the Company.

On March 4, 2026, the Company adopted The Rectitude Holdings Ltd 2026 Equity Incentive Plan (the “2026 Equity Incentive Plan”) to motivate, attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2026 Plan has a maximum number of 1,450,000 ordinary shares, of $0.0001 par value per share of the Company.

Corporate Information

Rectitude Cayman was incorporated in the Cayman Islands on June 1, 2023. Our registered office in the Cayman Islands is at Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. Our principal executive office is at 35 Tampines Industrial Avenue 5, T5@Tampines, Singapore 528627. Our telephone number at this location is +65 6749 6647. Our principal website address is www.rectitude.com.sg. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Our Brands

The D&D brand represents our core brand featuring a variety of safety footwear designed with sturdy toecaps, offering reliable protection against impact at an energy level of 200 joules or higher and compression resistance of at least 15 kilo newtons.

The SkyHawk brand is our brand committed to providing reliable travel restraint and fall arrest equipment, specifically designed to ensure the safety of workers operating at heights.

The Super Sun brand covers our range of industrial graded hardware, traffic products and smart &green power supply solutions provided for construction sites.

The STRIKERS brand covers our range of firefighting equipment.

The Osprey brand covers our range of fall arrest equipment, safety gloves and step platform ladders.

The HORNET brand covers our range of fall arrest equipment for workers working at heights.

The DADE brand covers our range of industrial hardware tools, electrical products and accessories.

Our Products

The diagrams below illustrate the suite of personal protective clothing, hand gloves, safety footwear, and personal fall arrest systems we currently offer.

PPE Products

D&D SAFETY SHOE

SkyHawk

D&D 1818 | D&D 1828 | D&D 3818 | D&D 3838 | D&D 5828

D&D 7818 | D&D 7878 | D&D 8818 | D&D 8828 | D&D 8858 | D&D 8868

D&D 8878 | D&D 9818 | D&D 9838 | D&D 9858 | D&D 9868

SK 1616 | SK 1617 | SK 1618G | SK 1618B | SK 1619

bizSAFE 3

CE

GB

- 'Osprey' premium coat leather glove 4544
- 'Osprey' Anti-vibration glove 4142
- 'Super Sun' anti-cut glove 2121
- 'Osprey' All-flex PU nitrile microfoam glove 4132
- 'Super Sun' heavy duty anti-cut glove 4543
- 'Osprey' 9" nitrile polyester glove 4121

- 'Osprey' 4543 Black nitrile foam cut resistance
- 'Osprey' rubber coated glove
- 'Osprey' goat leather glove
- Cotton glove with pokla dot 800g
- 'Super Sun' working jean glove
- Rubber glove
- Stainless steel cut-resistant glove

- 'Super Sun' welding glove
- Traffic control glove
- "DADE" rubber glove red 4121

The diagram below illustrates the types of fire extinguishers and fire related safety products we currently offer.

The diagram below illustrates the suite of traffic products we currently offer.

The diagram below illustrates the suite of power storage solutions which we currently offer.

Functionality Testing, Inspection of Equipment and Quality Control

Our company has established a quality control and assurance system for our safety products.

(a)	Incoming goods

Upon receipt of the safety equipment, we tally the quantity delivered against the delivery order. Subsequently, we conduct random sampling of the goods to verify our specifications are met. In the event of any discrepancy in the quality or quantity, the non-conformity is highlighted and the replacement of goods or credit note is obtained from the supplier.

(b)	Our brand products

We evaluate and select our third-party contract manufacturers to manufacture our brand of products in accordance with our product specifications. Besides pricing, the other criteria, delivery time, and good track records are also evaluated. We would also visit the factories of our manufacturers for surveillance checks.

(c)	Product certification and quality control

Under the Workplace Safety and Health Act 2006 of Singapore, the Workplace Safety and Health Council has endorsed Codes of Practices that specify the quality and standards for different safety equipment provided by our Group. As per these Codes of Practices, they define precise standards that our customers must follow when equipping their workers with safety products. To enhance the marketability of our products, we ensure that the safety items we supply conform to regulatory requirements and specific buyer mandates. RPL follows a two-step quality control process to achieve this goal. These verification tests are carried out by independent product testing organizations like Singapore Test Lab Pte Ltd and Bureau Veritas Australia Pty Ltd. These reputable organizations are responsible for testing and certifying products according to both national and international standards.

As part of this process, RPL completes and submits the required forms, production quality plans, and manuals. The independent testing organization reviews the documentation, conducts initial product inspections, and then issues certificates of conformity. For more information about relevant product certifications, please see the section titled “4.B. Business Overview- Certifications.” Upon successful testing and certification, our products and RPL are included in the testing organization’s directory. This recognition allows us to display the testing organization’s quality control label on our products, indicating their adherence to established standards. The quality control process continues with regular surveillance checks conducted by the independent testing organization to ensure sustained product quality.

Our Customers

Our customers can be categorized into two groups, (i) wholesalers and distributers of our products and (ii) end users of our products. Our end user customers operate in various industries which range from infrastructure, building construction, marine, oil and gas industries, as well as general industrial markets. For example, our safety shoes are worn by workers operating in construction sites, as well as in the marine, oil and gas refineries. Our customers who are engaged in the wholesaling and distribution of our products, buy our products at a lower cost, and profit from the difference.

Sales and Marketing

Our sales and marketing team consists of 14 full-time employees  based in Singapore. Our Executive Director, Huang Dong, oversees our sales and marketing department. We believe that we have a dedicated sales and marketing team providing top notch services to customers in Singapore and Southeast Asia. The sales team consist of staff who specialize in handling wholesaling and for the end user markets. We have also stationed staff at our various distribution branches who can advise the customer on their tailored needs.

We promote our platform and enhance brand awareness through both online and offline branding and business development initiatives. We take part in major exhibitions in Singapore and overseas to showcase our range of safety products such as Occupational Safety + Health Asia Singapore, MetalTech and AutoMex 2023 Kuala Lumpur, Exyte Singapore Safety week among others. We also market our products on online e-commerce platform(s) or website(s) such as Shopee, Lazada, and Dade.sg. One of our other key channels for marketing is through word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality sales staff services result in strong word-of-mouth referrals and positive customer reviews, which increase customer awareness of our brand. As we gain trust from our customers, they often refer us to their social network, or return to us for their other safety equipment or other related needs. We intend to continue to invest resources in our marketing efforts.

Sales Process Flow

The process flow pertaining to our sales business activities can be described as follows:

Purchase of safety equipment and general hardware from suppliers

Mr. Zhang Jian, our Executive Director, Chairman and Chief Executive Officer’s wide network of contacts has allowed us to build a reputation and rapport with a network of trusted suppliers from around the region and in the PRC. Our suppliers constantly update us with information on equipment availability in the market. Our suppliers will typically provide us with digital photographs of the available equipment for sale. Subject to expected demand for the equipment, our sales team further negotiates sales terms with our suppliers before committing to purchases.

Customer Inquiries for safety equipment purchases

Through our commitment to deliver quality equipment which are customizable based on our customer’s needs, we have firmly established ourselves as a preferred equipment supplier to our customers. Our new customers are generally derived from referrals from our existing customers and through online inquiries via our website at www.rectitude.com.sg. We also sell to end users through e-commerce platforms such as Shopee and Lazada. Customers might also approach us with inquiries whenever they need to purchase safety equipment for their projects. Subject to equipment availability and acceptable sales terms, our customers enter into sales agreement confirming their equipment purchases with us.

Competition

The safety equipment industry is growing and increasingly competitive. We compete with both online and offline merchants for the same pool of potential customers. We also believe that some of our competitors may be better funded or better connected than us. Nonetheless, we believe that we are well positioned to compete in the industry because of (i) our strong and stable relationships with our suppliers and customers, (ii) our experienced management team, (iii) our strategically located branches across Singapore and because (iv) we have an extensive range of safety products and industrial graded hardware tools.

Licenses And Permits And Registrations

The following licenses and registrations  are material for our Group’s operations in Singapore:

Description	Issuing Authority	Expiry Date	Issued to
Registration with Singapore Customs under the Regulation of Imports and Exports Regulations and Customs Regulations	Singapore Customs	No expiry	Rectitude Pte Ltd

Certifications

The fire extinguishers which we sell in Singapore are subject to various fire safety standards and regulations, such as the Fire Safety Act 1993. Under the Workplace Safety and Health Act 2006 of Singapore, the Workplace Safety and Health Council has approved Codes of Practices which prescribe the quality and standards of different safety equipment supplied by our Group. Pursuant to these Codes of Practice, our products have received a declaration of conformity which shows that we have complied with the requirements of the relevant standards. For our occupational protective footwear, RPL has obtained a "S" Mark license that signifies our compliance with the AS 2210.3:2019 requirements from Bureau Veritas Australia Pty Ltd, an independent assessor of the quality of our safety equipment. For our personal fall arrest systems (models HT 08 and HT 02K) under our brand HORNET, RPL has obtained a declaration of conformity dated July 21, 2021, last revised May 21, 2024, and expiring July 20, 2027, from Singapore Test Lab Pte Ltd, an independent assessor of the quality of our safety equipment. For our personal fall arrest systems under our brand OSPREY (models OS 08 and OS 02K), RPL has obtained a declaration of conformity dated July 21, 2021, last revised May 21, 2024, and expiring July 20, 2027, from Singapore Test Lab Pte Ltd, an independent assessor of the quality of our safety equipment. For our restraint belts (models SK 07 restraint belt with 20mm gate opening snap hook and SK 17 restraint belt with 55mm gate opening snap hook) under our brand SKYHAWK, RPL has obtained a declaration of conformity dated July 21, 2021, last revised May 21, 2024, and expiring July 20, 2027, from Singapore Test Lab Pte Ltd, an independent assessor of the quality of our safety equipment. For our safety footwear (models 08868, 08858, 07878, 08878, 09818, 09838, 09858, 09868, 07818, 08818, 01818, 01828, 03818, 03838 and 05828) under our brand D&D, RPL has obtained declarations of conformity dated December 8, 2021, last revised October 15, 2024, and expiring December 7, 2027, from Singapore Test Lab Pte Ltd, an independent assessor of the quality of our safety equipment. For our fire extinguishers (models S1, S2, S4, S6 and S9) under our brand STRIKERS, RPL has obtained a certificate of conformity dated December 27, 2024, and expiring December 31, 2029, from TÜV SÜD PSB Pte Ltd, an independent assessor of the quality of our safety equipment. RPL has obtained the bizSAFE Level 3 certification from the Workplace Safety and Health Council, which recognizes that we have conducted risk assessments for every work activity and process in our workplace.

Insurance

We maintain commercial all risks property insurance policies covering our business premises in accordance with customary industry practice; as well as insurance policies covering heads of liability such as workmen’s compensation, public liability and contractors’ all risk as required from time-to-time by our clients. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations.

We carry Director’s and Officer’s Liability Insurance effective from June 29, 2025 to June 29, 2026.

We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the markets in which we operate.

Litigation and Other Legal Proceedings

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings in Singapore.  We are not aware of any legal proceedings of which we are a party outside of Singapore.

Summary of Risk Factors

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors our Company and our subsidiaries may face, see “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference into this prospectus and the section titled “Risk Factors” in this prospectus.

Risks related to Our Business and Industry

●	We are affected by regional and worldwide political, regulatory, social and economic conditions in the jurisdictions in which we and our customers and suppliers operate and in the jurisdictions which we intend to expand our business in.

●	We are dependent on the need to continually maintain a wide range of safety equipment which are relevant to our customers’ needs.

●	We are susceptible to fluctuations in the prices and quantity of available safety equipment and industrial grade hardware.

●	Our continued success is dependent on our key management personnel and our experienced and skilled personnel, and our business may be severely disrupted if we are unable to retain them or to attract suitable replacements.

●	Our reputation and profitability may be adversely affected if there are major failures or malfunction in our safety equipment sold by or sold to our customers.

●	A significant failure or deterioration in our quality control systems could have a material adverse effect on our business and operating results.

●	We are exposed to disputes and claims arising from site accidents due to the usage of our safety equipment.

●	We may be affected if we are found to be in breach of any lease agreements entered into by us.

●	Increased competition in the safety equipment sales and rental business in Singapore and the region may affect our ability to maintain our market share and growth.

●	We are exposed to the credit risks of our customers.

●	Our business is subject to supply chain interruptions.

●	We are exposed to risks arising from fluctuations of foreign currency exchange rates.

●	We and/or our customers may not be able to obtain the necessary approvals or certifications for the use of our safety equipment in various jurisdictions.

●	We are subject to environmental, health and safety regulations and penalties, and may be adversely affected by new and changing laws and regulations.

●	Our insurance policies may be inadequate to cover our assets, operations and any loss arising from business interruptions.

●	We may be harmed by negative publicity.

●	If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer.

●	We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, adverse weather conditions and other uncontrollable events.

●	We may not be able to successfully implement our business strategies and future plans.

●	We are subject to risks related to product recalls, and our operation results and financial condition would suffer if we fail to adequately manage such risks.

Risks related to our Securities

●	An active trading market for our Ordinary Shares may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

●	We may not maintain the listing of our Ordinary Shares on Nasdaq which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	If securities or industry analysts do not publish research or reports about our business causing us to lose visibility in the financial markets or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

●	Short selling may drive down the market price of our Ordinary Shares.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	Our Controlling Shareholders have substantial influence over the Company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

●	As a “controlled company” under the rules of Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	Certain judgments obtained against us or our auditor by our shareholders may not be enforceable.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

●	Our compensation of directors and officers may not be publicly available.

●	We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on Nasdaq.

The Offering

Outstanding Ordinary Shares	15,430,750 Ordinary Shares.

Ordinary shares Offered	Up to 52,000 Ordinary Shares for sale by the Selling Shareholders for their own account.

Selling Shareholders	The Selling Shareholders are set forth in the section of this prospectus entitled “Selling Shareholders.”

Use of Proceeds	We will not receive any proceeds from the resale of our Ordinary shares by the Selling Shareholders pursuant to this prospectus. We have agreed to pay the expenses of registration of these shares. See “Use of Proceeds.”

Risk Factors	The securities offered hereby are speculative and involve a significant degree of risk. See “Risk Factors.”

Symbol	RECT

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the Ordinary Shares offered by this prospectus, you should carefully consider the risk factors described under “Risk Factors” in the 2025 Annual Report and subsequent Reports on Form 6-K, and in our other filings with the SEC, which are incorporated by reference to. If any of these risks actually occurs, our business, financial conditions, operating results, prospects, or financial condition could be materially and adversely affected, we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. The risks described below are not the only ones that we face. See also “Cautionary Note about Forward-Looking Statements.” Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

USE OF PROCEEDS

The Ordinary Shares to be offered and sold using this prospectus will be offered and sold by the Selling Shareholders named in this prospectus. Accordingly, we will not receive any proceeds from the resale of our Ordinary Shares by the Selling Shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS

This prospectus covers the public resale (subject to the Second Amended and Restated Memorandum and Articles of Association and the Companies Act) of our Ordinary Shares that may be issued to the Selling Shareholders referred to below. Such Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares owned by them. The Selling Shareholders, however, make no representations that the Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholders and the Ordinary Shares that each may offer and sell from time to time under this prospectus.

The Ordinary Shares being registered by this prospectus consist of 52,000 Ordinary Shares that may be issued to the Selling Shareholders under the 2026 Equity Incentive Plan in connection with their services with the Company.

The following table sets forth (a) the name and position or positions with our company of each Selling Shareholder; (b) the aggregate of (i) the number of Ordinary Shares held by each Selling Shareholder as of the date of this prospectus and (ii) the number of shares may be issued to each Selling Shareholder under the 2026 Equity Incentive Plan that are being registered pursuant to this registration statement for resale by each Selling Shareholder as of the date of this prospectus; (c) the number of Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Ordinary Shares to be beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

As used in the table below, a beneficial owner of our Ordinary Shares includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of our Ordinary Shares, if that person has the right to acquire beneficial ownership of such security within 60 days. The numbers of shares owned prior to resale by each Selling Shareholder includes (i) the aggregate of Ordinary Shares currently owned by such Selling Shareholder and (ii) Ordinary Shares may be issued to such Selling Shareholders under the 2026 Equity Incentive Plan, registered pursuant to this prospectus for resale.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

		Shares Owned Prior to Resale		Number of Shares Offered	Shares Beneficially Owned After Resale
Selling Shareholder	Principal Position with the Company	Number	Percent(1)	for Resale	Number	Percent(1)
Huang Dong	Executive Director	517,000	3.35%	17,000	500,000	3.24%
Ang Siew Sang	Executive Director	14,000	*	14,000	0	-
Victor Aw	Executive Director	12,000	*	11,000	1,000	*
Chan Kah Chun	Interim Chief Financial Officer	10,625	*	10,000	625	*
Total		553,625	3.59%	52,000	501,625	3.25%

*	Less than one percent.

(1)	All percentage calculations are based on 15,430,750 Ordinary Shares outstanding as of the date of this prospectus and assumes for each Selling Shareholder the sale of all Ordinary Shares offered by that particular shareholder pursuant to this prospectus.

We may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new Selling Shareholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Shareholder has had with us or our affiliates and predecessors within the past three years.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholders” means and includes certain security holders identified herein in the section entitled “Selling Shareholders.” The Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders, subject to the Second Amended and Restated Memorandum and Articles of Association and the Companies Act. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting, distribution or transfer arrangements entered into with respect to the Ordinary shares offered hereby. The distribution or transfer of the Ordinary shares by the Selling Shareholders, subject to the requirements of the Second Amended and Restated Memorandum and Articles of Association may be effected: in one or more transactions settled by issuance of Ordinary shares that may take place on the NASDAQ Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the NASDAQ Capital Markets; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Ordinary Shares.

Subject to the Second Amended and Restated Memorandum and Articles of Association and the Companies Act, the Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Ordinary Shares pursuant to this prospectus.

The Selling Shareholders also may lend or pledge Ordinary Shares to a broker-dealer. The broker-dealer may sell the Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Ordinary Shares by the Selling Shareholders.

Although the Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the Selling Shareholders in any offering or distribution of Ordinary Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of Ordinary Shares offered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered hereby. However, the Selling Shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Ordinary Shares offered pursuant to this prospectus. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Conyers Dill & Pearman. Ortoli Rosenstadt LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The audited financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of WWC, P.C., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting, which is included as exhibit to this registration statement upon the authority and consent of said firm as experts in accounting and auditing.

The registered business address of WWC, P. C. is 2010 Pioneer Court, San Mateo, CA 94403, U.S.A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, with respect to the Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Ordinary Shares offered hereby, we refer you to the registration statement, the documents incorporated by reference herein and the exhibits and schedules filed thereto. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act as applicable to foreign private issuers and, in accordance therewith, we file annual reports and other information with the SEC under the Exchange Act. Our 2025 Annual Report has been filed with the SEC and an annual report on Form 20-F for subsequent years will be due within four months following the fiscal year end. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at www.sec.gov.

We are not required to disclose certain other information that is required from U.S. domestic issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and Regulation FD (Fair Disclosure), which was adopted to ensure that select groups of investors are not privy to specific information about an issuer before other investors.

We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by companies filing as a domestic issuer, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, companies filing as a domestic issuer. We are liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

Only the specific documents incorporated by reference below, or incorporated by reference in any prospectus, are to be deemed incorporated by reference into this prospectus and the registration statement of which it is a part. No information available on or through our website, or any other website reference herein, shall be deemed incorporated by reference into this prospectus.

Under Cayman Islands law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) the Second Amended and Restated Memorandum and Articles of Association, (ii) our register of members, (iii) our register of directors and (iv) minutes of meetings and resolutions of members, and to make copies of, and take extracts from the, these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, and all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)	our 2025 Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 31, 2025;

(2)	our current reports on Form 6-K furnished to the SEC on August 21, 2025, September 2, 2025, September 8, 2025, October 3, 2025, October 27, 2025, March 10, 2026, and March 20, 2026;

(3)	The description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42133) filed with the SEC on June 17, 2024, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (1) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Ordinary shares. These purchasers will purchase our Ordinary shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

Rectitude Holdings Ltd

52,000 Ordinary Shares

REOFFER PROSPECTUS

May 20, 2026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, and all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)	our 2025 Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 31, 2025;

(2)	our current reports on Form 6-K furnished to the SEC on August 21, 2025, September 2, 2025, September 8, 2025, October 3, 2025, October 27, 2025, March 10, 2026, and March 20, 2026;

(3)	The description of our ordinary shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-42133) filed with the SEC on June 17, 2024, including any amendment and report subsequently filed for the purpose of updating that description; and

(4)	all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (1) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Second Amended and Restated Memorandum and Articles provide that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Second Amended and Restated Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is hereby made to the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-276517), as amended, initially filed with the SEC on January 16, 2024)

5.1**	Opinion of Conyers Dill & Pearman

10.1	Rectitude Holdings Ltd 2026 Equity Incentive Plan, filed as Exhibit 10.1 to the current report on Form 6-K filed on March 10, 2026 and incorporated by reference herein

23.1**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2*	Consent of WWC, P. C.

107**	Filing Fee Table

* Filed herewith.

** Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 20, 2026.

Rectitude Holdings Ltd

By:	/s/ Jian Zhang
Name:	Jian Zhang
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 20, 2026.

Signature	Title	Date

/s/ Jian Zhang	Chairman of the Board of Directors and Chief Executive Officer	May 20, 2026
Jian Zhang	(Principal Executive Officer)

/s/ Chan Kah Chun	Interim Chief Financial Officer	May 20, 2026
Chan Kah Chun	(Principal Financial and Accounting Officer)

/s/ Huang Dong	Executive Director	May 20, 2026
Huang Dong
/s/ Ang Siew Sang	Executive Director	May 20, 2026
Ang Siew Sang

/s/ Victor Aw	Executive Director	May 20, 2026
Victor Aw

/s/ Fok Chee Khuen	Independent Director	May 20, 2026
Fok Chee Khuen

/s/ Shirley Tan	Independent Director	May 20, 2026
Shirley Tan

/s/ Clive Ho Yip Seng	Independent Director	May 20, 2026
Clive Ho Yip Seng

*By:	/s/ Jian Zhang
Name:	Jian Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Rectitude Holdings Ltd, has signed this registration statement or amendment thereto in New York, NY on May 20, 2026.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President